UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):July 29, 2005
Goody’s Family Clothing, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

0-19526 (Commission File Number)	62-0793974 (I.R.S. Employer Identification Number)
400 Goody’s Lane, Knoxville, Tennessee 37922
(Address of Principal Executive Offices) (Zip Code)
(865) 966-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As part of the total compensation package that had been negotiated during fiscal 2004, the Company’s Compensation Committee approved the terms of a supplemental retirement plan for Robert M. Goodfriend, its Chairman and Chief Executive Officer, in May 2005, subject to negotiation and execution of definitive documentation. On July 29, 2005, the Company and Mr. Goodfriend entered into the Robert M. Goodfriend Non-Qualified Deferred Compensation Plan and Agreement (the “Supplemental Retirement Plan”). The Supplemental Retirement Plan is a defined contribution plan, pursuant to which the Company has agreed to make an annual contribution of $250,000 to the Supplemental Retirement Plan on behalf of Mr. Goodfriend for each year beginning in the Company’s 2004 fiscal year and ending in the Company’s 2014 fiscal year, or an aggregate of $2.75 million. The Company’s obligation to make contributions ceases only in the event Mr. Goodfriend’s employment is terminated for Cause (as defined in the Supplemental Retirement Plan). Such contributions would continue in the event of the termination of Mr. Goodfriend’s employment for any other reason, including his death, disability or voluntary termination by Mr. Goodfriend. The amounts contributed to the Supplemental Retirement Plan will be held in a Rabbi Trust and invested through that trust. Until distribution to Mr. Goodfriend or his beneficiary, the amounts contributed will remain assets of the Company which could become subject to claims of creditors in the event of a bankruptcy of the Company. The benefit is payable to Mr. Goodfriend or his beneficiaries in February 2015. The Company will incur a one time pre-tax charge of approximately $1.7 million (exclusive of amounts previously accrued) or an after tax charge of approximately $.03 per share for the second fiscal quarter of fiscal 2005 in connection with the adoption of the Supplemental Retirement Plan.
The foregoing description of the Supplemental Retirement Plan is qualified in its entirety by reference to the Supplemental Retirement Plan, a copy of which is attached hereto as Exhibit 10.106 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits:

10.106	Non-Qualified Deferred Compensation Plan and Agreement between the Registrant and Robert M. Goodfriend, dated July 29, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goody’s Family Clothing, Inc.

Date: August 4, 2005	By	/s/ Edward R. Carlin

Edward R. Carlin
Executive Vice President, Chief Financial Officer
and Secretary
EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.106	Non-Qualified Deferred Compensation Plan and Agreement between the Registrant and Robert M. Goodfriend, dated July 29, 2005